UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report March 11, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Industry Drive, RIDC Park West, Pittsburgh,
Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)

(412) 809-0100

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     Exhibit 99.1   Press release dated March 11, 2004 by Dick’s Sporting Goods, Inc. furnished herewith.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

     On March 11, 2004, Dick’s Sporting Goods, Inc. issued a press release announcing its results for the fiscal quarter and year ended January 31, 2004 and certain other information that is furnished as Exhibit 99.1 hereto.

     The press release included as Exhibit 99.1 contains certain non-GAAP financial measures (as the term is defined in Regulation G). The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. The percentage increases of fiscal 2003 net income and EPS from fiscal 2002 pro-forma net income and pro-forma EPS included in the press release are non-GAAP financial measures.

     The Company has included in the press release the percentage increases of net income (38% on a GAAP basis and 37% on a pro-forma basis for the year ended January 31, 2004) and EPS (12% on a GAAP basis and 22% on a pro-forma basis for the year ended January 31, 2004) as the most comparable GAAP measures to these non-GAAP percentage increases. These non-GAAP percentage increases have been calculated by dividing the fiscal 2003 increase by the fiscal 2002 pro-forma net income or pro-forma EPS number. The Company’s management believes the use of pro-forma results for the prior year provides a more meaningful comparison to the current year results due to the increase in diluted shares since October 15, 2002 when the Company completed its initial public offering, and the related reduction in interest expense due to the application of the net proceeds thereof.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: March 11, 2004	By: /S/ MICHAEL F. HINES
Name: Michael F. Hines
Title: Chief Financial Officer

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